                                                  [John Hill's letterhead]


PUTNAM LOGO
(Date)

Dear Shareholder:

You recently received a Prospectus/Proxy Statement and proxy card requesting your vote on an important proposal affecting your investment in Putnam Investment Grade Municipal Trust II ("Trust II"). Our records show that we have not received your voting instructions.

The fund is asking for your vote on the following matter:

Approval of a proposed merger of Putnam Investment Grade Municipal Trust III ("Trust III") into Trust II. In this merger, the common shares of Trust III would, in effect, be exchanged, on a tax-free basis, for common shares of Trust II with an equal net asset value and the preferred shares of Trust III would, in effect, be exchanged for preferred shares of Trust II with an equal aggregate liquidation preference (face amount).

This matter is described in the Prospectus/Proxy Statement that was previously mailed to you. If you need another copy of the Prospectus/Proxy Statement, please call us at 1-800-225-1581 and we'll be glad to send it to you.

We have also included another copy of the proxy card and a business reply envelope for your convenience. You may also vote via the Internet at www.proxyweb.com/Putnam. Putnam Management and the Trustees believe that this proposal is in the best interests of shareholders, and encourage you to vote FOR the proposal. Your vote is important.

If you have any questions, please consult your financial advisor or contact a Putnam customer service representative at 1-800-225-1581.

Sincerely,

/s/ John A.  Hill

John A. Hill

                                                  [John Hill's letterhead]


PUTNAM LOGO
(Date)

Dear Shareholder:

You recently received a Prospectus/Proxy Statement and proxy card requesting your vote on important proposals affecting your fund investment in Putnam Investment Grade Municipal Trust II ("Trust II"). Our records show that we have not received your voting instructions.

The fund is asking for your vote on the following matters:

1. Approval of a proposed merger of Putnam Investment Grade Municipal Trust III ("Trust III") into Trust II. In this merger, the common shares of Trust III would, in effect, be exchanged, on a tax-free basis, for common shares of Trust II with an equal net asset value and the preferred shares of Trust III would, in effect, be exchanged for preferred shares of Trust II with an equal aggregate liquidation preference (face amount). This proposal is to be voted on by the common and preferred shareholders.

2. Approval of the authorization, creation and issuance of up to $60 million of additional preferred shares of Trust II. This proposal is to be voted on only by the preferred shareholders.

Each of these matters is described in the Prospectus/Proxy Statement that was previously mailed to you. If you need another copy of the Prospectus/Proxy Statement, please call us at 1-800-225-1581 and we'll be glad to send it to you.

We have also included another copy of the proxy card and a business reply envelope for your convenience. Putnam Management and the Trustees believe that these proposals are in the best interests of shareholders, and encourage you to vote FOR each proposal. Your vote is important.

If you have any questions, please consult your financial advisor or contact a Putnam customer service representative at 1-800-225-1581.

Sincerely,

/s/ John A.  Hill

John A. Hill

                                                  [John Hill's letterhead]


PUTNAM LOGO
(Date)
Dear Shareholder:

You recently received a Prospectus/Proxy Statement and proxy card requesting your vote on an important proposal affecting your investment in Putnam Investment Grade Municipal Trust III ("Trust III"). Our records show that we have not received your voting instructions.

The fund is asking for your vote on the following matter:

Approval of a proposed merger of Trust III into Putnam Investment Grade Municipal Trust II ("Trust II"). In this merger, the common shares of Trust III would, in effect, be exchanged on a tax-free basis, for common shares of Trust II with an equal net asset value and the preferred shares of Trust III would, in effect, be exchanged for preferred shares of Trust II with an equal aggregate liquidation preference (face amount).

This matter is described in the Prospectus/Proxy Statement that was previously mailed to you. If you need another copy of the Prospectus/Proxy Statement, please call us at 1-800-225-1581 and we'll be glad to send it to you.

We have also included another copy of the proxy card and a business reply envelope for your convenience. You may also vote via the Internet at www.proxyweb.com/Putnam. Putnam Management and the Trustees believe that this proposal is in the best interests of shareholders, and encourage you to vote FOR the proposal. Your vote is important.

If you have any questions, please consult your financial advisor or contact a Putnam customer service representative at 1-800-225-1581.

Sincerely,

/s/ John A.  Hill

John A. Hill

                                                  [John Hill's letterhead]


PUTNAM LOGO
(Date)

Dear Shareholder:

You recently received a Prospectus/Proxy Statement and proxy card requesting your vote on an important proposal affecting your investment in Putnam Investment Grade Municipal Trust III ("Trust III"). Our records show that we have not received your voting instructions.

The fund is asking for your vote on the following matter:

Approval of a proposed merger of Trust III into Putnam Investment Grade Municipal Trust II ("Trust II"). In this merger, the common shares of Trust III would, in effect, be exchanged on a tax-free basis, for common shares of Trust II with an equal net asset value and the preferred shares of Trust III would, in effect, be exchanged for preferred shares of Trust II with an equal aggregate liquidation preference (face amount).

This matter is described in the Prospectus/Proxy Statement that was previously mailed to you. If you need another copy of the Prospectus/Proxy Statement, please call us at 1-800-225-1581 and we'll be glad to send it to you.

We have also included another copy of the proxy card and a business reply envelope for your convenience. Putnam Management and the Trustees believe that this proposal is in the best interests of shareholders, and encourage you to vote FOR the proposal. Your vote is important.

If you have any questions, please consult your financial advisor or contact a Putnam customer service representative at 1-800-225-1581.

Sincerely,

/s/ John A.  Hill

John A. Hill